UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Levitt Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LEVITT CORPORATION
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

May 5, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Levitt Corporation, which will be held on May 20, 2008 at 11:30 a.m., local time, at The Westin Fort Lauderdale, 400 Corporate Drive,
Fort Lauderdale, Florida 33334.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

LEVITT CORPORATION
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 20, 2008

Notice is hereby given that the Annual Meeting of Shareholders of Levitt Corporation (the “Company”) will be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 20, 2008 commencing at 11:30 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Annual Meeting in 2011.

2. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation.”

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.

Only shareholders of record at the close of business on March 21, 2008 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
May 5, 2008

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

LEVITT CORPORATION
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of Levitt Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at The Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on May 20, 2008 at 11:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about May 5, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Meeting accompanying this Proxy Statement, including the election of directors and the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation,” as well as any other matters which may properly be brought before the Annual Meeting.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 21, 2008 may vote at the meeting. As of March 21, 2008, 95,040,731 shares of Class A Stock and 1,219,031 shares of Class B Stock were outstanding.

As of March 21, 2008, BFC Financial Corporation, the Company’s controlling shareholder (“BFC”), beneficially owned all of the outstanding shares of the Class B Stock and 18,676,955 shares of Class A Stock. The 18,676,955 shares of Class A Stock beneficially owned by BFC includes 16,602,712 shares of Class A Stock acquired by BFC in Levitt’s 2007 rights offering to its shareholders. 6,145,582 of these shares were acquired by BFC upon exercise of subscription rights distributed to BFC in the rights offering based on BFC’s Class B Stock ownership. By letter dated September 27, 2007, BFC agreed, subject to certain limited exceptions, not to vote these 6,145,582 shares of Class A Stock.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and BFC, the sole holder of Class B Stock, will vote as one class of common stock on each of the matters to be voted upon at the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At the Annual Meeting, each outstanding share of Class B Stock will be entitled to 69.138 votes on each matter.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s common stock outstanding on March 21, 2008 and entitled to be cast at the Annual Meeting will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a ‘‘street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

With respect to the proposal to approve the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation,” you may vote for the proposal, against the proposal or abstain from voting on the proposal. This proposal is described in the Proxy Statement beginning on page 23.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director and FOR the approval of the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation.”

What if I do not specify on my proxy card how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director and FOR the approval of the amendment to the Company’s

Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation.”

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date. Third, you can attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked WITHHOLD AUTHORITY with respect to the election of one or more nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation” to be approved, the votes cast FOR the amendment must exceed the votes cast AGAINST the amendment.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors and the proposal to approve the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation” are both deemed to be “routine matters” on which brokers will be permitted to vote your shares if no voting instructions are furnished.

Are there any other matters to be acted upon at the Annual Meeting?

We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s By-laws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board undertook a review of each director’s independence and the facts underlying those determinations on February 25, 2008. As part of this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” It also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the listing standards of the New York Stock Exchange. As permitted by the listing standards of the New York Stock Exchange, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board, (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments or gifts do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues, and (iii) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board has affirmatively determined that a majority of the Board members, including James Blosser, S. Lawrence Kahn, III, Alan Levy, Joel Levy, and William Nicholson, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating and Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.levittcorporation.com, and each is available in print without charge to any shareholder.

The Board met 11 times during 2007. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served. All but one of the members of the Board of Directors attended the Company’s Annual Meeting of Shareholders in 2007, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of Joel Levy, Chairman, William Nicholson and S. Lawrence Kahn, III. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Levy, the Chairman of this committee, is qualified as an “audit committee financial expert” within the meaning of SEC regulations, and the Board has determined that he has “accounting and related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met nine times during the 2007 fiscal year, and its members also held various informal conference calls as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s outsourced internal audit group, periodically meets with management and the Company’s independent auditor to receive information concerning internal control over financial reporting and any deficiencies in such control, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included at page 19.

The Compensation Committee

The Compensation Committee consists of S. Lawrence Kahn, III, Chairman, Alan Levy and William Nicholson. All of the members of the Compensation Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange. In addition, each Compensation Committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee met seven times during 2007. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based and performance-based compensation plans.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of James Blosser, Chairman, Alan Levy and Joel Levy, each of whom is independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee met two times during 2007. The Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

Generally, the Nominating and Corporate Governance Committee will identify candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating and Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating and Corporate Governance Committee considers appropriate. In assessing potential new directors, the Nominating and Corporate Governance Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During 2007, the Nominating and Corporate Governance Committee did not recommend any newly identified candidate for election as director.

Under the Company’s By-laws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s By-laws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. For the Company’s 2009 Annual Meeting of Shareholders, the Company must receive this notice between January 20 and February 19, 2009.

Investment Committee

The Investment Committee was established by the Company’s Board of Directors by resolution in September 2003 and consists of Alan B. Levan, Chairman, John E. Abdo, William Nicholson and two outside, non-voting advisory members. The Investment Committee met 18 times in 2007. The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in capital assets. Specifically, the Investment Committee: (i) reviews and approves all real property transactions, (ii) authorizes new project and working capital debt, subject to guidelines established by the Board, and (iii) authorizes refinancing and other modifications to existing project and other working capital debt subject to limits established by the Board.

Executive Sessions of Non-Management and Independent Directors

On May 21 and October 22, 2007, non-management directors of the Company met in an executive session of the Board in which management directors and other members of management did not participate. Darwin Dornbush was the presiding director for these sessions. The non-management directors will meet at semi-annual scheduled meetings each year and may schedule additional meetings without management present as they determine to be necessary.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group, can write to the Company’s Secretary at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer on its website at www.levittcorporation.com. There were no such amendments or waivers during 2007.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has designated Alan Levy, S. Lawrence Kahn, III and William R. Nicholson, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. Alan B. Levan and John E. Abdo, the Company’s Chairman and Vice Chairman, respectively, are also executive officers of BFC. In addition, Messrs. Levan and Abdo are executive officers of BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”) and Chairman and Vice Chairman, respectively, of the Board of Directors of Bluegreen Corporation (“Bluegreen”), each of which is an affiliate of the Company. During 2007, in addition to the compensation paid to them by the Company, each of Messrs. Levan and Abdo received compensation from BFC and from BankAtlantic Bancorp and each was granted stock options by Bluegreen.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2007, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

1)	PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Board of Directors currently consists of nine directors divided into three classes, each of which has a three year term expiring in annual succession. The Company’s By-laws provide that the Board of Directors shall consist of no less than three or more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of three directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2011.

Each of the nominees was recommended for nomination by the Nominating and Corporate Governance Committee and has consented to serve the term indicated. If any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2011:

JOHN E. ABDO	Director since 1985

Mr. Abdo, age 64, has been Vice Chairman of the Board of the Company since April 2001. Mr. Abdo has been Vice Chairman of BankAtlantic since April 1987 and Chairman of the Executive Committee of BankAtlantic since October 1985. He has been a director of BFC since 1988 and Vice Chairman of the Board of BFC since 1993. He has been a director and Vice Chairman of the Board of BankAtlantic Bancorp since 1994. He is also a director of Benihana, Inc. (“Benihana”), a publicly-held company which operates Asian-themed restaurant chains, and has been a director and Vice Chairman of Bluegreen since 2002.

WILLIAM NICHOLSON	Director since 2003

Mr. Nicholson, age 62, has been a principal with Heritage Capital Group since 2003.

ALAN J. LEVY	Director since 2005

Mr. Levy, age 68, is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fruits, vegetables and meat products.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

The Directors Continuing in Office Are:

TERMS ENDING IN 2009:

ALAN B. LEVAN	Director since 1987

Mr. Levan, age 63, has been Chairman of the Board and Chief Executive Officer of the Company since 1985. Mr. Levan formed the I.R.E. Group (predecessor to BFC) in 1972. Since 1978, he has been Chairman of the Board, President and Chief Executive Officer of BFC or its predecessors. He has been Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp since 1994, Chairman of the Board of BankAtlantic since 1987 and Chairman of Bluegreen since 2002.

JAMES BLOSSER	Director since 2001

Mr. Blosser, age 70, has been an attorney with the law firm of Blosser & Sayfie since 2001.

DARWIN DORNBUSH	Director since 2003

Mr. Dornbush, age 78, is a senior partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP. He has served as Secretary of Benihana and its predecessor since 1983, and he has been a director of Benihana since 1995. Mr. Dornbush has served as Secretary and, since 1980, he has been a director of Benihana of Tokyo, the parent company of Benihana. Mr. Dornbush is also a director of Cantel Medical Corp., a healthcare company.

TERMS ENDING IN 2010:

S. LAWRENCE KAHN, III	Director since 2003

Mr. Kahn, III, age 61, has been the President and Chief Executive Officer since 1986 of Lowell Homes, Inc., a Florida corporation engaged in the business of homebuilding. Mr. Kahn also serves as a director of the Great Florida Bank.

JOEL LEVY	Director since 2003

Mr. Levy, age 68, has been the Vice Chairman of the Board of Adler Group, Inc., a commercial real estate company, since 1984, and served as the Chief Operating Officer of Adler Group, Inc. from 1984 through 2006. Since 2007, Mr. Levy has also served as President and Chief Executive Officer of JLRE Consulting, Inc.

WILLIAM SCHERER	Director since 2001

Mr. Scherer, age 60, has been an attorney in the law firm of Conrad & Scherer, LLP since 1974.

Identification of Executive Officers

The following individuals currently serve as executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board and Chief Executive Officer
John E. Abdo	Vice Chairman of the Board
Seth M. Wise	President
Patrick M. Worsham	Acting Chief Financial Officer and Acting Chief Accounting Officer

The following additional information is provided for the executive officers shown above who are not directors of the Company:

Seth M. Wise, age 38, was named President of the Company in July 2005 after serving as Executive Vice President of the Company since September 2003. In 2006, Mr. Wise became President of Levitt and Sons, LLC (“Levitt and Sons”), a wholly-owned subsidiary of the Company which filed for bankruptcy protection and was deconsolidated from the Company as of November 9, 2007. Previously, Mr. Wise was a Vice President of Abdo Companies, Inc., a South-Florida-based private real estate development company controlled by John E. Abdo.

Patrick M. Worsham, age 58, was appointed Acting Chief Financial Officer in January 2008. Mr. Worsham also currently serves as Acting Chief Accounting Officer. Mr. Worsham is a Partner of Tatum LLC, an executive services firm. Between 2001 and 2007, when Mr. Worsham joined Tatum LLC, Mr. Worsham performed consulting services for and served as the Acting Chief Financial Officer of a start-up advertising business and was a private real estate investor, managing a portfolio consisting of several residential properties in Florida.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors or a designated committee of the Board reviews and approves transactions in which the Company was or is to be a participant, the amount involved exceeded or will exceed $120,000 annually and any of the Company’s directors or executive officers, or their immediate family members, had or will have a direct or indirect material interest. When considering a related person transaction, the Company’s Board of Directors or the designated committee of the Board analyzes, among other factors it deems appropriate, whether such related person transaction was or is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related person transaction was with an unrelated party. During 2007, no related person transaction occurred where this process was not followed.

Transactions with Related Persons

The Company and BankAtlantic Bancorp are under common control. The controlling shareholder of the Company and BankAtlantic Bancorp is BFC. BankAtlantic Bancorp is the parent company of BankAtlantic. The majority of BFC’s capital stock is owned or controlled by the Company’s Chairman and Chief Executive Officer, Alan B. Levan, and by the Company’s Vice Chairman, John E. Abdo, both of whom are also directors of the Company and executive officers and directors of each of BFC, BankAtlantic Bancorp and BankAtlantic. Messrs. Levan and Abdo are also the Chairman and Vice Chairman, respectively, of Bluegreen, a publicly-held company in which the Company has a significant investment.

The Company, BFC, BankAtlantic Bancorp and Bluegreen are parties to a shared services arrangement, pursuant to which a subsidiary of BFC provides the Company, BankAtlantic Bancorp and Bluegreen with various executive and administrative services. In 2007, the Company paid $1.1 million to BFC for risk management, investor relations and human resources services provided to the Company. An additional $101,000 was paid in 2007 to BankAtlantic Bancorp for miscellaneous expense reimbursements and property management services provided to the Company.

The Company maintains securities sold under repurchase agreements at BankAtlantic. The balance in its accounts at December 31, 2007 was $6.1 million, and BankAtlantic paid approximately $147,000 in interest to the Company in 2007.

The Company utilizes the services of Conrad & Scherer, LLP, a law firm in which William R. Scherer, a director of the Company, is a member. The Company paid fees aggregating $22,000 to this firm during the year ended December 31, 2007.

The Company has entered into an agreement with BankAtlantic, pursuant to which BankAtlantic agreed to host the Company’s information technology servers and to provide hosting, security and certain other information technology services to the Company. The annual amounts to be paid under this agreement are estimated to be approximately $120,000.

Certain of the Company’s executive officers separately receive compensation from affiliates of the Company for services rendered to those affiliates. Members of the Company’s Board of Directors and executive officers also have banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (referred to within this section as the “Committee”) administers the compensation program for the Company’s executive officers. The Committee reviews and determines all executive officer compensation, administers the Company’s equity incentive plans (including reviewing and approving grants to the Company’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Committee’s charter reflects these responsibilities, and the Committee and the Board of Directors periodically review and, if appropriate, revise the charter. The Board of Directors determines the Committee’s membership, which is composed entirely of independent directors. The Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Committee reports on Committee actions and recommendations, as he deems appropriate. Executive compensation is reviewed at executive sessions of non-management and independent members of the Board.

Throughout this Proxy Statement, the term “Named Executive Officers” is used to refer collectively to the individuals included on the “Summary Compensation Table” on page 14.

Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, an annual cash incentive and bonus program, periodic grants of restricted stock or stock options and health and welfare benefits. The Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of shareholders by compensating the executive officers in a manner that advances both the short-and long-term interests of the Company and its shareholders. The Committee believes that the Company’s compensation program for executive officers is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market, generally, with respect to executive officer compensation.

Messrs. Levan and Abdo hold executive positions at BFC and BankAtlantic Bancorp and receive compensation from BFC and BankAtlantic Bancorp. While the Committee does not determine the compensation paid to Messrs. Levan and Abdo by BFC or BankAtlantic Bancorp, the Committee considers the fact that Messrs. Levan and Abdo each devote time to the operations of BFC and BankAtlantic Bancorp when determining the compensation the Company pays to them.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the Named Executive Officers and the Company’s other executive officers and approves recommendations regarding equity awards to all of the Company’s employees. The Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (other than himself, whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and stock option awards, are presented to the Committee. The Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2007, the Committee accepted without modification the recommendations of the Chief Executive Officer with respect to the base salary paid or to be paid and the stock option awards granted or to be granted by the Company to its executive officers, but the Committee made a determination to pay only one of the Named Executive Officers, Mr. Hegener, a bonus under the Company’s 2007 annual incentive and bonus program.

Executive Officer Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	the Company’s annual incentive and bonus program; and

•	long-term equity incentive compensation.

Base Salary

The Committee believes that the base salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each Named Executive Officer. In setting base salaries, the Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. The Committee believes that the Named Executive Officers’ base salaries should be competitive with those of other executives with comparable experience at organizations similar to the Company.

In addition to examining market compensation levels and trends, the Committee makes base salary decisions for the Named Executive Officers based on an annual review by the Committee with input and recommendations from the Chief Executive Officer. The Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of each Named Executive Officer’s specific area of individual responsibility to the Company’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each Named Executive Officer.

With respect to base salary decisions for the Chief Executive Officer, the Committee made an assessment of Mr. Levan’s past performance as Chief Executive Officer and its expectations as to his future contributions to the Company, as well as the factors described above for the other Named Executive Officers, including examining market compensation levels and trends and evaluating his individual performance and the Company’s financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Mr. Levan for purposes of not only his base salary, but also any cash bonus under the Company’s annual incentive and bonus program and stock option awards under the Company’s long-term equity incentive compensation program, the Committee considered Mr. Levan’s overall performance, his leadership in raising capital and his critical assessment of the issues facing the Company during 2007.

The annual base salaries paid to Messrs. Levan and Abdo from January 1, 2007 through September 30, 2007 increased approximately 4% from their respective base salaries for the comparable period of 2006. However, based on market conditions and the impact of these market conditions on the Company in 2007, at the request of Messrs. Levan and Abdo, the 2007 annual base salary of each of Messrs. Levan and Abdo was decreased to $1, effective October 1, 2007.

For 2008, based on current market conditions and the recommendation of the Chief Executive Officer, the Committee did not grant any increase in Mr. Wise’s 2008 base salary from 2007. The Committee has not yet determined the 2008 base salaries for either of Messrs. Levan and Abdo and has engaged a third party consultant to assist it in doing so. While Mr. Hegener remains the President of Core Communities, LLC, the Company’s wholly-owned master-planned community development subsidiary (“Core Communities”), based on the new direction of the Company and its intention to broaden its activities beyond its current real estate operations, Mr. Hegener will not be deemed to be an executive officer of the Company during 2008. Additionally, effective January 11, 2008, Mr. Scanlon resigned as Executive Vice President and Chief Financial Officer of the Company. In connection with his resignation, the Company entered into an agreement with Mr. Scanlon, pursuant to which Mr. Scanlon will provide certain services to the Company through December 31, 2008, and the Company will pay an aggregate of $175,000 and will provide certain benefits to Mr. Scanlon over the period.

Annual Incentive and Bonus Program

The Company’s annual incentive and bonus program is a cash bonus plan designed to promote performance and achievement of corporate strategic goals and initiatives, encourage the growth of shareholder value, and allow executives, including the Named Executive Officers, to participate in the growth and profitability of the Company. This program historically included elements tied to the achievement of pre-established, objective individual and company-wide annual financial performance goals. These goals are established during the Company’s annual budget cycle, and the portion of an executive officer’s cash bonus under the plan that is related to financial performance goals varies based upon the impact that he or she has on the financial performance of the Company as a whole and his or her respective division. The Company’s annual incentive and bonus program also includes a discretionary element tied to a subjective evaluation of overall performance in areas outside those that can be objectively measured from financial results. Each executive officer’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive officer’s responsibilities.

Because of the challenging economic and market conditions existing in the real estate industry, no objective financial criteria were set under the Company’s annual incentive and bonus program for 2007. Accordingly, in 2007, only discretionary bonuses were paid under the Company’s annual incentive and bonus program. The potential bonuses ranged from 60% to 150% of the Named Executive Officer’s base salary and were payable at the discretion of the Committee based on subjective factors, which included Company performance, market conditions and the level of compensation paid to executives with similar responsibilities at comparable companies. Mr. Hegener was awarded a discretionary bonus of $650,000 under the Company’s annual incentive and bonus program for his services to the Company during 2007. This bonus was accrued by the Company during the year. Given the Company’s reduction in workforce during 2007 and its goal of reducing expenses, none of the other Named

Executive Officers were granted a discretionary bonus under the Company’s annual incentive and bonus program for 2007.

The Committee established objective financial criteria for potential bonuses to Messrs. Levan and Abdo under the Company’s 2008 annual incentive and bonus program tied to the Company’s consolidated gross revenues, subject to reduction in the sole discretion of the Committee. With respect to the other participants in the Company’s 2008 annual incentive and bonus program, the Committee determined that it would not be possible to establish objective financial criteria for the individuals and, accordingly, any bonus paid to them for their services to the Company in 2008 will be paid at the discretion of the Committee based on subjective factors similar to those set forth above for the 2007 annual incentive and bonus program. The Committee determined that Mr. Wise will be eligible for a discretionary bonus for 2008 of up to 60% of his 2008 base salary. As described above, effective January 11, 2008, Mr. Scanlon resigned as Executive Vice President and Chief Financial Officer of the Company and, accordingly, will not be eligible to receive a bonus under the Company’s annual incentive and bonus program for 2008.

In addition to being eligible for a cash bonus under the Company’s annual incentive and bonus program, the Named Executive Officers are eligible for a cash award under the Company’s Corporate Goal Bonus Plan (the “Goals Plan”). The Goals Plan provides a quarterly payout to all of the Company’s employees, including the Named Executive Officers, in an amount equal to a percentage of not more than 6% of an employee’s quarterly base salary payable at the discretion of the Company after taking into account certain pre-established quarterly goals. In 2007, a total of $22,464 in cash was awarded to the Named Executive Officers under the Goals Plan as follows:

Alan B. Levan	$6,708
John E. Abdo	8,175
Paul J. Hegener	1,008
George P. Scanlon	2,465
Seth M. Wise	4,108

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program provides an opportunity for the Named Executive Officers, and the Company’s other executive officers, to increase their stake in the Company through grants of options to purchase shares of Class A Stock. This program encourages executive officers to focus on the Company’s long-term performance by aligning the executive officers’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price. The Committee believes that providing the Named Executive Officers and others with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long-term incentives.

The Committee’s grant of stock options to the Named Executive Officers is discretionary based on an assessment of the individual’s contribution to the success and growth of the Company, subject in any event to the limitations set by the Company’s Amended and Restated 2003 Stock Incentive Plan. Decisions by the Committee regarding grants of stock options to the Named Executive Officers are generally made based upon the recommendation of the Chief Executive Officer (other than with respect to decisions by the Committee regarding grants of stock options to the Chief Executive Officer), the level of the Named Executive Officer’s position with the Company, an evaluation of the Named Executive Officer’s past and expected future performance and the number of outstanding and previously granted stock options to the Named Executive Officer.

In 2007, all of the Named Executive Officers were granted options to purchase shares of Class A Stock, with an exercise price equal to the market value of such stock on the date of grant, and which vest on the fifth anniversary of the date of grant. The Committee believes that such stock options serve as a significant aid in the retention of executive officers, since these stock option awards do not vest until five years after the grant date.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. In an effort to meet the requirements of Section 162(m), in 2004, the Company adopted its annual incentive and bonus program to provide performance based goals for the payment of cash bonuses to certain Named Executive Officers. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. There can be no assurance that the objective criteria set under the Company’s annual incentive and bonus program, including, without limitation, the criteria set for Messrs. Levan and Abdo for 2008, will comply with the requirements of Section 162(m) nor can there be any assurance that all or any portion of the compensation that may be paid by the Company in 2008 or any future period will be deductible under Section 162(m).

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Named Executive Officers for the fiscal years ended December 31, 2007 and 2006. Officers of the Company who also serve as officers or directors of affiliates receive compensation from such affiliates for services rendered on behalf of the affiliates.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Total

Alan B. Levan,	2007	$400,400	$6,708	$—	$372,409	$—	—	$1,500	$781,017
Chief Executive Officer(4)	2006	515,833	6,769	—	230,828	—	—	—	753,430

John E. Abdo,	2007	487,988	8,175	—	505,193	—	—	303,181	1,304,537
Vice Chairman(4)	2006	628,672	9,582	—	333,573	—	—	291,244	1,263,071

Paul J. Hegener,	2007	550,775	651,008	—	252,597	—	—	18,240	1,472,620
President, Core Communities	2006	403,092	6,354	—	166,789	—	—	16,600	592,835

George P. Scanlon,	2007	202,750	2,465	—	203,367	—	—	9,875	418,457
Former Executive Vice	2006	283,708	104,384	—	130,781	—	—	8,800	527,673
President and Chief Financial Officer(5)

Seth M. Wise,	2007	323,343	4,108	—	188,945	—	—	16,200	532,596
President(6)	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amounts for 2007 represent discretionary cash awards under the Goals Plan and, for Mr. Hegener, a discretionary bonus of $650,000 granted under the Company’s annual incentive and bonus program which was based on a subjective evaluation of his overall performance and contributions to the Company. Both the Goals Plan and the Company’s annual incentive and bonus program are more fully described in the “Compensation Discussion and Analysis” section above.

(2)	All options are to purchase shares of Class A Stock. The amounts for 2007 represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to 2007. Other than with respect to forfeitures, of which there were none during 2007, assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K, filed with the

Securities and Exchange Commission on March 17, 2008. Additional information regarding these stock options awarded to the Named Executive Officers in 2007, including the grant date fair value of such stock options, is set forth in the “Grants of Plan-Based Awards — 2007” table below.

(3)	Items included under “All Other Compensation” for each of the Named Executive Officers for 2007 are set forth in the table below:

	Management		Company
	Fees Paid		Contributions
	to Abdo		to Retirement
	Companies,	Insurance	401(k)	Auto
Name	Inc.	Premiums	Plans	Allowance	Total

Alan B. Levan	$—	$1,500	$—	$—	$1,500
John E. Abdo	301,681	1,500	—	—	303,181
Paul J. Hegener	—	—	9,000	9,240	18,240
George Scanlon	—	875	9,000	—	9,875
Seth M. Wise	—	—	9,000	7,200	16,200

Mr. Abdo is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc. During 2007, each of Messrs. Levan and Abdo received $1,500, and Mr. Scanlon received $875, as reimbursement for insurance premiums for waiving participation in the Company’s medical, dental and vision plans.

(4)	Each of Messrs. Levan and Abdo received non-qualified options to acquire 50,000 shares of Bluegreen’s common stock during 2007 at an exercise price of $11.98. The options vest on the fifth anniversary of the grant date and have a ten year term. The grant date fair value of the options computed in accordance with FAS 123(R) was $558,000.

(5)	Mr. Scanlon resigned as Executive Vice President and Chief Financial Officer of the Company, effective January 11, 2008.

(6)	Mr. Wise was not a named executive officer of the Company during 2006.

Grants of Plan-Based Awards-2007

The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to the Company’s non-equity incentive plans in the fiscal year ended December 31, 2007.

								All Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under						Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan						Shares of	Securities	of Option	And
		Awards(1)						Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold		Target		Maximum		Units	Options(2)	($ / Sh)	Awards(3)

Alan B. Levan	6/18/07	$	N/A	$	N/A	$	N/A	0	60,000	$9.16	$303,300
John E. Abdo	6/18/07		N/A		N/A		N/A	0	60,000	9.16	303,300
Paul J. Hegener(1)	6/18/07		N/A		N/A		N/A	0	30,000	9.16	151,650
George P. Scanlon(4)	6/18/07		N/A		N/A		N/A	0	25,000	9.16	126,375
Seth M. Wise	6/18/07		N/A		N/A		N/A	0	35,000	9.16	176,925

(1)	No objective financial criteria were set under the Company’s 2007 annual incentive and bonus program. Accordingly, none of the Named Executive Officers received any payments under the formula-based component of the Company’s 2007 annual incentive program. However, Mr. Hegener received a discretionary bonus under the Company’s 2007 annual incentive and bonus program. Mr. Hegener’s discretionary bonus is included in the ‘‘Bonus” column of the ‘‘Summary Compensation Table” above. The Company’s 2007 annual incentive and bonus program is described in the ‘‘Compensation Discussion and Analysis” section above.

(2)	All options are to purchase shares of Class A Stock, were granted under the Company’s Amended and Restated 2003 Stock Incentive Plan and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

(4)	All of Mr. Scanlon’s unvested options to purchase shares of Class A Stock were forfeited in connection with his resignation as Executive Vice President and Chief Financial Officer of the Company, effective January 11, 2008.

Outstanding Equity Awards at Fiscal Year-End — 2007

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2007.

	Option Awards
				Equity
				Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options	Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable(1)		Options	Price	Date

Alan B. Levan		60,000	(2)	N/A	$20.15	1/2/2014
		40,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016
		60,000	(6)		9.16	6/18/2017

John E. Abdo		90,000	(2)	N/A	20.15	1/2/2014
		60,000	(3)		32.13	7/22/2015
		60,000	(4)		13.06	7/24/2016
		60,000	(6)		9.16	6/18/2017

Paul J. Hegener		45,000	(2)	N/A	20.15	1/2/2014
		30,000	(3)		32.13	7/22/2015
		30,000	(4)		13.06	7/24/2016
		30,000	(6)		9.16	6/18/2017

George P. Scanlon		25,000	(5)(7)	N/A	23.40	8/23/2014
		30,000	(3)(7)		32.13	7/22/2015
		30,000	(4)(7)		13.06	7/24/2016
		25,000	(6)(7)		9.16	6/18/2017

Seth M. Wise		30,000	(2)	N/A	20.15	1/2/2014
		20,000	(3)		32.13	7/22/2015
		30,000	(4)		13.06	7/24/2016
		35,000	(6)		9.16	6/18/2017

(1)	All options are to purchase shares of Class A Stock.

(2)	Vests on January 2, 2009.

(3)	Vests on July 22, 2010.

(4)	Vests on July 24, 2011.

(5)	Vests on August 23, 2009.

(6)	Vests on June 18, 2012.

(7)	Forfeited on January 11, 2008 in connection with Mr. Scanlon’s resignation, effective as of that date, as Executive Vice President and Chief Financial Officer of the Company.

Option Exercises — 2007

None of the Named Executive Officers exercised options to purchase shares of the Company’s common stock in the fiscal year ended December 31, 2007.

Potential Payments upon Termination or Change-in-Control

Mr. Scanlon resigned as the Company’s Executive Vice President and Chief Financial Officer, effective January 11, 2008. In connection with his resignation, the Company entered into an agreement with Mr. Scanlon, pursuant to which Mr. Scanlon will provide certain services to the Company through December 31, 2008, and the Company will pay an aggregate of $175,000 and will provide certain benefits to Mr. Scanlon over the period.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Currently, each non-employee director receives $100,000 per year for their service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the director may elect, provided that no more than $50,000 may be paid in cash. The restricted stock and stock options are granted in Class A Stock under the Company’s Amended and Restated 2003 Stock Incentive Plan. Restricted stock vests monthly over a 12-month service period beginning on July 1 of each year and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. Members of the Audit Committee, other than its Chairman, receive an additional $10,000 per year for their service on that committee. The Chairman of the Audit Committee receives an additional $15,000 per year for his service as Chairman. The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each receive an additional $3,500 per year for their service as Chairmen. Other than the Chairmen, members of the Compensation Committee and the Nominating and Corporate Governance Committee do not receive additional compensation for their service on those committees. Non-management directors who serve on the Investment Committee receive an additional $15,000 per year. Directors who are also officers of the Company do not receive additional compensation for their service as directors or for attendance at Board or Committee meetings.

Director Compensation — 2007

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2007.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards (1)(3)	Awards(2)(3)	Compensation	Earnings	Compensation	Total

James Blosser	$49,042	$—	$49,990	N/A	N/A	0	$99,032
Darwin Dornbush	50,000	24,998	24,993	N/A	N/A	0	99,991
S. Lawrence Kahn, III	58,500	24,998	24,993	N/A	N/A	0	108,491
Alan J. Levy	50,000	—	49,990	N/A	N/A	0	99,990
Joel Levy	65,004	19,996	29,992	N/A	N/A	0	114,992
William R. Nicholson	75,000	—	49,990	N/A	N/A	0	124,990
William Scherer	50,000	—	49,990	N/A	N/A	0	99,990

(1)	All restricted stock awards are in shares of Class A Stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of restricted stock grants, including amounts from awards granted prior to 2007. There were no forfeitures during 2007. The grant date fair value of the restricted stock awards computed in accordance with FAS 123(R) is $24,998 for each of Messrs. Dornbush and Kahn and $19,996 for Mr. Joel Levy.

(2)	All options are to purchase shares of Class A Stock. The dollar amount represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting of stock option grants, including amounts from awards granted prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 17, 2008. There were no forfeitures during 2007. The grant date fair value of the stock option awards computed in accordance with FAS 123(R) is $49,990 for each of Messrs. Blosser, Alan Levy, Nicholson and Scherer; $24,993 for each of Messrs. Dornbush and Kahn; and $29,992 for Mr. Joel Levy.

(3)	The table below sets forth the aggregate number of shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2007:

	Restricted	Stock
Name	Stock(a)	Options(b)

James Blosser	—	30,883
Darwin Dornbush	4,294	21,430
S. Lawrence Kahn, III	5,845	19,638
Alan J. Levy	3,890	13,799
Joel Levy	3,122	24,680
William Nicholson	783	29,175
William Scherer	1,565	27,485

(a)	All restricted stock awards are in shares of Class A Stock.

(b)	All options are to purchase shares of Class A Stock.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee held nine meetings during 2007. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management, internal auditors and independent auditors for 2007, PricewaterhouseCoopers LLP (“PwC”), and to monitor compliance matters. The Audit Committee discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits and met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee has selected PwC as the Company’s independent auditors for 2008.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 with the Company’s management and internal auditors and PwC.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. PwC audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and PwC.

The Audit Committee also discussed with PwC matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considers the services, if any, provided by PwC to the Company beyond those rendered in connection with PwC’s audit and review of the Company’s consolidated financial statements and determines whether PwC’s provision of those services is compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
S. Lawrence Kahn, III
William R. Nicholson

FEES TO INDEPENDENT AUDITORS FOR FISCAL 2007 AND 2006

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements for fiscal 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2007 and 2006.

	Fiscal 2007	Fiscal 2006
(in thousands)

Audit fees(1)	$1,197	$1,060
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)	Includes primarily fees for services related to the Company’s annual financial statement audits, the 2007 and 2006 audit of effectiveness of internal control over financial reporting and review of quarterly financial statements filed in the Company’s Quarterly Reports on Form 10-Q. The fiscal 2007 amount also includes fees relating to services performed by PwC with respect to the Company’s 2007 rights offering, the amendments to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006 and Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 and the November 9, 2007 bankruptcy filing of Levitt and Sons and substantially all of its subsidiaries.

Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent certified public accounting firm and shall not engage the independent certified public accounting firm to perform any non-audit services prohibited by law or regulation. Additionally, the Audit Committee must determine whether the independent certified public accounting firm’s provision of services other than audit services is compatible with maintaining that firm’s independence. Each year, the independent certified public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent certified public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of April 21, 2008, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding Class A Stock or Class B Stock as of April 21, 2008. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 21, 2008. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class

Class A Stock	Tradewinds Global Investors, LLC	24,867,212	(1)	26.16%
	2049 Century Park East 20th Floor Los Angeles, CA 90067

	BFC Financial Corporation	18,676,955	(2)	20.67
	2100 West Cypress Creek Road Fort Lauderdale, Florida 33309

	Pennant Capital Management, LLC	18,292,945	(3)	19.25
	40 Main Street Chatham, NY 07928

	Prescott Group Capital Management, L.L.C.	6,093,850	(4)	6.41
	1924 S. Utica, #1120 Tulsa, Oklahoma 74104

	QVT Financial LP	5,662,244	(5)	5.96
	1177 Sixth Avenue 9th Floor New York, New York 10036

	Robert E. Robotti	5,654,357	(6)	5.95
	52 Vanderbilt Avenue 4th Floor New York, New York 10017-3808

Class B Stock	BFC Financial Corporation	1,219,031	(2)	100%
	2100 West Cypress Creek Road Fort Lauderdale, Florida 33309

(1)	Tradewinds Global Investors, LLC has sole voting power over 21,711,030 of such shares and sole dispositive power over all of such shares.

(2)	The 18,676,955 shares of Class A Stock beneficially owned by BFC includes 6,145,582 shares of Class A Stock that, subject to certain exceptions, BFC has agreed not to vote. Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC common stock representing 73.8% of the total voting power of BFC. Mr. Levan serves as Chairman and Chief

Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC. Mr. Abdo serves as Vice Chairman of the Company and BFC.

(3)	Pennant Capital Management, LLC and Alan Fournier have shared voting and shared dispositive power over all shares listed.

(4)	Prescott Group Capital management, L.L.C has sole voting and dispositive power over all shares listed.

(5)	QVT Financial LP has shared voting and shared dispositive power over all shares listed.

(6)	Robert E. Robotti has sole voting and dispositive power over all shares listed.

Security Ownership of Management

Listed in the table below are the outstanding shares of Class A Stock and Class B Stock beneficially owned as of April 21, 2008 by (i) the Named Executive Officers, (ii) the Company’s directors as of such date and (iii) the Company’s directors and executive officers as of such date as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

	Class A	Class B	Percent of	Percent of
	Stock	Stock	Class A	Class B
	Ownership	Ownership	Stock	Stock

BFC Financial Corporation(1)	18,676,955	1,219,031	20.67%	100%
Alan B. Levan(1)(2)(3)	99,118	—	*	—
John E. Abdo(1)(3)(4)	39,626	—	*	—
Paul J. (“Pete”) Hegener	32,256	—	*	—
George P. Scanlon	—	—	—	—
Seth M. Wise(3)	5,298	—	*	—
James J. Blosser(5)	30,883	—	*	—
Darwin C. Dornbush(5)	34,849	—	*	—
S. Lawrence Kahn, III(5)	32,295	—	*	—
Alan Levy(5)	37,310	—	*	—
Joel Levy(5)	37,536	—	*	—
William R. Nicholson(5)	59,540	—	*	—
William R. Scherer(5)	79,695	—	*	—
All directors and executive officers of the Company as of April 21, 2008 as a group (11 persons)(1)(6)	19,133,105	1,219,031	21.11%	100%

*	Less than one percent of class.

(1)	The 18,676,955 shares of Class A Stock beneficially owned by BFC includes 6,145,582 shares of Class A Stock that, subject to certain exceptions, BFC has agreed not to vote. Class B Stock is convertible on a share-for-share basis into Class A Stock at any time at BFC’s discretion. BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC common stock representing 73.8% of the total voting power of BFC. Mr. Levan serves as Chairman and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC. Mr. Abdo serves as Vice Chairman of the Company and BFC.

(2)	Includes beneficial ownership of 547 shares of Class A Stock held indirectly.

(3)	Includes beneficial ownership of shares of Class A Stock held in the BankAtlantic Security Plus Plan as a result of BankAtlantic Bancorp’s previous ownership of the Company prior to the 2003 spin-off of the Company as follows: Alan B. Levan — 14,990 shares; John E. Abdo — 9,104 shares; and Seth M. Wise — 84 shares.

(4)	Includes beneficial ownership of 30,522 shares of Class A Stock held indirectly.

(5)	Includes beneficial ownership of the following shares of Class A Stock, which may be acquired within 60 days pursuant to stock options: Darwin C. Dornbush — 21,430 shares; Alan J. Levy — 13,808 shares; Joel Levy —

24,680 shares; James J. Blosser — 30,883 shares; William R. Nicholson — 29,175 shares; William R. Scherer — 27,485 shares; and S. Lawrence Kahn, III — 19,638 shares.

(6)	Includes beneficial ownership of 167,099 shares of Class A Stock, which may be acquired by the Company’s directors within 60 days pursuant to stock options held by them.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information, as of December 31, 2007, concerning the Company’s equity compensation plans:

Weighted Average
	Number of Securities to be	Exercise Price of	Number of
	Issued Upon Exercise of	Outstanding	Securities
	Outstanding Options,	Options, Warrants	Remaining Available
Plan Category	Warrants or Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders	1,862,390	$17.33	1,137,610
Equity compensation plans not approved by security holders	—	—	—

Total	1,862,390	$17.33	1,137,610

2)	PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION CHANGING THE COMPANY’S NAME TO “WOODBRIDGE FINANCIAL CORPORATION”

In light of the Company’s intention to broaden its activities beyond its current real estate operations, the Board has determined that it would be appropriate to change the Company’s name to reflect this change of direction. Accordingly, the Board approved and recommends that the Company’s shareholders approve an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “Levitt Corporation” to “Woodbridge Financial Corporation.” Under the Florida Business Corporation Act, the amendment also requires the approval of the Company’s shareholders. If approved by the Company’s shareholders, Article I of the Company’s Amended and Restated Articles of Incorporation will be amended to change the Company’s name to “Woodbridge Financial Corporation” and will set forth the Company’s current principal office and mailing address. The form of the amendment is attached to this Proxy Statement as Appendix A.

The Company anticipates submitting an application to the New York Stock Exchange to change the ticker symbol of the Class A Stock from “LEV” to “WDG” in the event the amendment is approved by the Company’s shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION CHANGING THE COMPANY’S NAME TO “WOODBRIDGE FINANCIAL CORPORATION.”

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting that may be brought before the Annual Meeting.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple Proxy Statements and would like to request delivery of a single Proxy Statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Marianela Patterson.

Advance Notice Procedures.  Under the Company’s By-Laws, no business may be brought before an Annual Meeting of Shareholders unless it is specified in the notice of the Annual Meeting of Shareholders or is otherwise brought before the Annual Meeting of Shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the By-Laws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders — that is, with respect to the Company’s 2009 Annual Meeting of Shareholders, between January 20 and February 19, 2009. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in the By-Laws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.

Shareholder Proposals for the 2009 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2009 may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than January 5, 2009, at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

Proxy Solicitation Costs.  The enclosed Proxy Statement is solicited on behalf of the Board of Directors. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

May 5, 2008

Appendix A

FORM OF ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
LEVITT CORPORATION

The Amended and Restated Articles of Incorporation of LEVITT CORPORATION, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act and such amendments are set forth as follows:

1. Article I is hereby deleted in its entirety and replaced with the following:

ARTICLE I — NAME AND ADDRESS

The name of this Corporation is Woodbridge Financial Corporation. The address of the principal office and the mailing address of this Corporation is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

A-1

LEVITT CORPORATION
2100 W. CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
-OR-
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of three directors, each for a term of three years.

NOMINEES:
☐ John E. Abdo
☐ William Nicholson
☐ Alan J. Levy

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
2. Approval of the amendment to the Company’s Amended and Restated Articles of Incorporation changing the Company’s name to “Woodbridge Financial Corporation.”
☐ FOR
☐ AGAINST
☐ ABSTAIN
3. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder                                               Date:                 Signature of Shareholder                                               Date:

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy
Class A Common Stock
LEVITT CORPORATION
2100 W. CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS
OF LEVITT CORPORATION
MAY 20, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Patrick M. Worsham and Claudia F. Haines, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Levitt Corporation held of record by the undersigned on March 21, 2008 at the Annual Meeting of Shareholders to be held on May 20, 2008 and at any adjournment or postponement thereof.
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

Comments:

(Continued and to be signed on the reverse side)